UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2008

PHH MORTGAGE TRUST, SERIES 2008-CIM2

(Exact name of Issuing Entity as specified in its charter)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

(Exact name of Depositor as specified in its charter)

     CHIMERA INVESTMENT CORPORATION
(Exact name of Sponsor as specified in its charter)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of Registrant as specified in its charter)

Delaware	333-132765-02	13-3460894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eleven Madison Avenue, New York, NY	10010
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (212) 325-2000.

                                                                        N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01. Other Events.

On or about July 25, 2008, Credit Suisse First Boston Mortgage Acceptance Corp. (the “Registrant”), as depositor for the PHH Mortgage Trust, Series 2008-CIM2, will issue Mortgage-Backed Notes, Series 2008-CIM2, including the classes of notes described in the prospectus supplement, dated July 25, 2008 and offered pursuant to a Registration Statement on Form S-3 (File No. 333-132765) filed by the Registrant with the Securities and Exchange Commission (the “Notes”).

Copies of the opinions of Orrick, Herrington & Sutcliffe LLP with respect to legality of the Certificates and with respect to certain federal tax matters, together with related consents of Orrick, Herrington & Sutcliffe LLP to the incorporation by reference of such opinions as exhibits to the Registration Statement, are filed as Exhibits to this Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Not applicable

(b)     Not applicable

(c)     Exhibits: The following are filed as Exhibits to this Report:

Exhibit

Number

5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1     Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2008

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:     /s/ Kevin Steele

Name: Kevin Steele
Title: Vice President

Exhibit Index

Exhibit 5.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

Exhibit 8.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

Exhibit 23.1

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

Exhibit 23.2

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).